Exhibit 28 (h) 25 under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

FUND ACCOUNTING AGREEMENT

THIS AGREEMENT dated as of March 1, 2011 is made, severally and not jointly (except that the parties agree that the calculation required by paragraph 31 hereunder shall be joint and not several) by and between the registered investment companies listed on Schedule I to this Agreement, as it may be amended from time to time (each stand-alone registered investment company and each series company of a registered investment company a “Fund” and collectively the “Funds”) and The Bank of New York Mellon, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the “Bank”).

WITNESSETH:

In consideration of the mutual agreements herein contained, the Funds and the Bank hereby agree as follows:

1.           The Funds hereby appoint the Bank to perform the duties hereinafter set forth.

2.           The Bank hereby accepts appointment and agrees to perform the duties hereinafter set forth.

3.           Subject to the provisions of paragraphs 4 and 5 below, the Bank shall compute the net asset value per share of each class of shares of each Fund listed on Schedule I hereto (all references to “Fund” shall be deemed to include all classes of the Fund) and shall value the securities held by each Fund (the “Securities”) at such times and dates and in the manner specified in the then currently effective registration statement or offering memorandum (the “Offering Materials”) of each Fund, except that notwithstanding any language in the Offering Materials, in no event shall the Bank be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for each Fund.  However, the Bank agrees to incorporate into its calculation of a Fund’s net asset value any price or factor given by a Fund or by a third party valuation service upon instruction by a Fund.

4.           To the extent valuation of Securities or computation of a Fund’s net asset value as specified in the Fund’s then currently effective Offering Materials is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify the Bank in writing and thereafter shall either furnish the Bank at all appropriate times with the values of such Securities and each Fund’s net asset value, or subject to the prior approval of the Bank, instruct the Bank in writing to value the Securities and compute each Fund’s net asset value in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations.  A Fund may also from time to time, subject to the prior approval of the Bank, instruct the Bank in writing to compute the value of the Securities or a Fund’s net asset value in a manner other than as specified in paragraph 3 of this Agreement.  By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Offering Materials of the Fund.  The Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing each Fund’s net asset value.

5.           The Fund shall furnish the Bank with any and all instructions, explanations, information, specifications and documentation as deemed reasonably necessary by the Bank in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund’s liabilities and expenses.  The Bank shall not be required to include as a Fund’s liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to the Bank the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value.  In calculating the prices for Securities the Bank will use the price services authorized by an authorized person for a Fund listed on Appendix B to this Agreement (“Authorized Persons List”).  Such authorized person shall provide the list of authorized pricing services to the Bank in a writing signed by such authorized person substantially in the form of Appendix C to this Agreement.  The Bank shall be entitled to rely on the last Appendix C signed by an authorized person actually received by the Bank.  A Fund shall also furnish the Bank with bid, offer, or market values of Securities if the Bank notifies the Fund that same are not available to the Bank from a Fund’s Authorized Pricing Services.  At any time and from time to time, a Fund also may furnish the Bank with bid, offer, or market values of Securities and instruct the Bank to use such information in its calculations hereunder.

6.           The Bank shall advise the Fund, the Fund’s custodian and the Fund’s transfer agent of the net asset value of each Fund upon completion of the computations required to be made by the Bank pursuant to this Agreement.

7.           The Bank shall, as agent for the Fund, maintain and keep current the books, accounts and other documents, if any, and perform the additional duties, listed in Appendix A hereto and made a part hereof, as such Appendix A may be amended from time to time.  Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of a Fund during the Bank’s normal business hours, and shall be preserved for a period of seven (7) years.  The Bank and the Fund’s intend to enter into a Service Level Guidelines Agreement (“SLA”), that may be amended from time to time by the parties, that will outline the Fund’s expectations with respect to specific services to be provided by the Bank and the operational mechanics of providing such services.

8.           All records maintained and preserved by the Bank pursuant to this Agreement which a Fund is required to maintain and preserve in accordance with the above-mentioned Rules shall be and remain the property of a Fund and shall be surrendered to a Fund promptly upon request in the form in which such records have been maintained and preserved.  Upon reasonable request of a Fund, the Bank shall provide in hard copy or electronic format, whichever the Bank shall elect, any records included in any such delivery which are maintained by the Bank on a computer disc, or are similarly maintained, and a Fund shall reimburse the Bank for its expenses of providing the same.

9.           The Bank, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by the Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of Securities; the amounts or formula for calculating the amounts and times of accrual of a Fund’s liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; the amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund.  In the event the Bank’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings thereon, from Authorized Pricing Services, the Bank shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

10.           The Bank shall not be required to inquire into any valuation of Securities or other assets by a Fund or any third party described in preceding paragraph 9 hereof, even though the Bank in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

11.           The Bank, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by a Fund.

12.           The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss, malfunctions of utilities or communication services, accidents; labor disputes; acts of civil or military authority or governmental actions.  Nor shall the Bank be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than the Bank to supply any instructions, explanations, information, specifications or documentation deemed reasonably necessary by the Bank in the performance of its duties under this Agreement.

13.           No provision of this Agreement shall prevent the Bank from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kind.  Any and all operational procedures, techniques and devices developed by the Bank in connection with the performance of its duties and obligations under this Agreement, including those developed in conjunction with a Fund, shall be and remain the property of the Bank, and the Bank shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

14.           The Bank may, with respect to questions of law, apply to and obtain the advice and opinion of counsel to the independent trustees of a Fund or counsel that is mutually agreed upon by a Fund and Bank and shall be entitled to rely on the advice or opinion of such counsel.

15.           The Bank shall be entitled to rely upon any oral instructions received by the Bank and reasonably believed by the Bank to be given by or on behalf of a Fund, even if the Bank subsequently receives written instructions contradicting such oral instructions.  The books and records of the Bank with respect to the content of any oral instruction shall be binding and conclusive.

16.           Notwithstanding any other provision in this Agreement, the Bank shall have no duty or obligation with respect to, including without limitation, any duty or obligation to determine, or advise or notify a Fund of:  (a) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund; (b) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto.

17.           The Bank shall be held to a standard of reasonable care in carrying out the provisions of this Agreement except as otherwise provided in this Agreement.  The Bank shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund, or for any delays caused by circumstances beyond the Bank’s control, unless such loss, damage or expense arises out of the negligence or willful misconduct of the Bank.  In no event shall the Bank be liable to the Funds or any third party for special, indirect, or consequential damages, or for lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

18.           Without limiting the generality of the foregoing, the Fund shall indemnify the Bank against and save the Bank harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(a)  Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank by any third party described in preceding paragraph 9 hereof or by or on behalf of a Fund;

(b)  Action or inaction taken or omitted to be taken by the Bank pursuant to written or oral instructions of the Fund or otherwise without negligence or willful misconduct;

(c)  Any action taken or omitted to be taken by the Bank in good faith in accordance with the advice or opinion of counsel for the independent trustees of a Fund;

(d)  Any improper use by a Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Bank pursuant to this Agreement;

(e)  The method of valuation of the Securities, provided that such valuation is carried out in accordance with preceding paragraph 5 of this Agreement, and the method of computing each Fund’s net asset value; or

(f)  Any valuations of Securities or net asset value provided by the Fund.

19.           In consideration for all of the services to be performed by the Bank as set forth herein the Bank shall be entitled to receive reimbursement for all out-of-pocket expenses and such compensation as may be agreed upon in writing from time to time between the Bank and the Fund.

20.           Attached hereto as Appendix B is a list of persons duly authorized to give any written or oral instructions, or written or oral specifications, by or on behalf of the Fund.  From time to time the Fund may deliver a new Appendix B to add or delete any person and the Bank shall be entitled to rely on the last Appendix B actually received by the Bank.

21.           The Fund represents and warrants to the Bank that it has all requisite power to execute and deliver this Agreement, to give any written or oral instructions contemplated hereby, and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery, and performance.

22.           The Bank represents and warrants to each Fund that:

(a)  it has all requisite powers to execute and deliver this Agreement and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery and performance;

(b)  it is conducting its business in material compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted.

(c) In connection with the Funds’ obligations under Rule 38a-1 of the Investment Company Act of 1940, as amended (the “1940 Act”) the Bank agrees as follows:

(1)  the Bank agrees to reasonably cooperate with the Funds and the Funds’ Chief Compliance Officer in the administration of the Funds’ compliance program (“Compliance Program”) as required by the Securities and Exchange Commission (“SEC”);

(2)  the Bank has implemented and maintains policies and procedures reasonably designed to prevent, detect and promptly correct any violations of Federal Securities Laws with respect to services the Bank provides to the Funds (“Compliance Procedures”);

(3) the Bank will provide summaries of such Compliance Procedures that may affect in any material respect, the services provided hereunder by the Bank to the Funds;

(4)  the Bank periodically reviews the adequacy of such Compliance Procedures and the effectiveness of their implementation and upon the request of a Fund, will provide the then current summaries of internal Compliance Procedures between such reviews;

(5)  in the event that an officer or employee of the Bank administering this Agreement has actual knowledge of the occurrence of a “Material Compliance Matter” (as defined in Rule 38a-1(e)(2)) which the Bank reasonably believes is related to or will affect the Fund, the Bank will, if permitted by law and the Bank’s regulators, notify the Fund of such occurrence;

(6)  except where prohibited by law, regulations or rule or as may be directed or instructed by the Bank’s regulators, the Bank agrees to notify the Funds following quarter-end of any inspections by, or other inquiries received from, the SEC or any other regulatory or law enforcement agency after the date of this certification, which relate to the services provided by the Bank to the Funds hereunder.  For the avoidance of doubt, such notification obligation shall be satisfied if the notice is contained in any publicly available regulatory filing.

(d)  The Bank will maintain throughout the term of this Agreement, such contingency plans as it reasonably believes to be necessary and appropriate to recover its operations from the occurrence of a disaster and which are consistent with any statute or regulations to which it is subject that imposes business resumption and contingency planning standards.  The Bank agrees to provide the Funds with a summary of its contingency plan as it relates to the systems used to provide the services hereunder and to provide the Funds with periodic updates of such summary upon the Funds’ reasonable request.

(e)           The Bank shall perform the services listed in Appendix A hereto, as such Appendix A may be amended from time to time.

23.           This Agreement shall not be assignable by a Fund without the prior written consent of the Bank, or by the Bank without the prior written consent of each Fund.

24.           This Agreement shall become effective on the date first written above and shall remain in full force and effect for a period of four (4) years from the effective date of the Agreement (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term.  Additionally, if the Bank (or any of its affiliates) engages in (i) any act or omission which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement, which upon notice the Bank has not cured within 5 business days or (ii) any act or omission which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement, then each Fund shall have the right to immediately terminate this Agreement.

25.           Either party may terminate this Agreement at any time after the Initial Term upon at least ninety (90) days prior written notice to the other party.  Upon the date set forth in such notice, the Bank shall deliver to the Fund all records then the property of the Fund and, upon such delivery, the Bank shall be relieved of all duties and responsibilities under the Agreement.

26.           This Agreement may not be amended or modified in any manner except by written agreement executed on behalf of both parties hereto.

27.           All laws and rules of construction of the State of New York (other than those relating to choice of laws) shall govern the rights, duties and obligations of the parties hereto.  The Fund and the Bank hereby consent to the exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  The Fund and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

28.           The performance and provisions of this Agreement are intended to benefit only the Bank and each Fund, and no rights shall be granted to any other person by virtue of this Agreement.

29.           The Bank hereby represents and warrants that it has implemented and shall maintain appropriate measures designed to satisfy the requirements of federal and New York law applicable to the Bank with respect to the confidentiality of the portfolio holdings and transactions of each Fund.  Upon request, the Bank shall annually make available to each such Fund such summaries or audit reports, including any SAS 70 report, as the Bank generally makes available to its similar customers.

30.           The Bank is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of those registered investment companies which are business trusts and agrees that the obligations and liabilities assumed by a registered investment company or any Fund pursuant to this Agreement, including without limitation, any obligations or liability to indemnify the Bank, shall be limited in any case to the relevant Fund and its assets and that the Bank shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund nor its shareholders, from the Trustees, Officers, employees or agents of the registered investment company or Fund, or any of them.  In addition, in connection with the discharge and satisfaction of any claim made by the Bank involving more than one Fund, the Trustees or Officers of such Funds shall have the exclusive right to determine the appropriate allocations of liability for any claim between or among the Funds.

31.           In the event of any failure by the Bank to provide Services in accordance with the standard of care set forth in paragraph 17 of this Agreement, the Bank’s liability shall be limited to the lesser of (x) the actual direct money damages suffered by the affected Fund or Funds as a direct result of such failure or (y) two (2) times the aggregate amount paid by all Funds party to this Agreement for Fund Accounting under this Agreement for the providing of such services during the twelve (12) months immediately preceding the month in which the event giving rise to such liability occurred.  If the event occurs prior to twelve (12) months from the date of this Agreement, then the two (2) times amount referred to in subparagraph (y) above will be computed using the fees paid up to the event and estimated forward for the remaining months up to twelve (12) based on historic fund activity.  Any action brought against the Bank for claims hereunder must be brought within one year following the date the event giving rise to the claim is discovered by or brought to the attention of the Funds.  This limitation on liability shall reset at the end of each calendar year.

Each of the registered investment companies or series thereof listed on Schedule I to this Agreement

By:_/s/ Richard A. Novak
Name:  Richard A. Novak
Title:  Treasurer

Attest:_not attested

THE BANK OF NEW YORK MELLON

By:  /s Andrew Pfeifer
Name:  Andrew Pfeifer
Title:  Vice President

Attest:_not attested

APPENDIX A TO FUND ACCOUNTING AGREEMENT
BETWEEN
THE BANK OF NEW YORK MELLON
AND
THE FEDERATED FUNDS

I.           The Bank of New York Mellon (the “Bank”), as agent for The Federated Funds (the “Fund”), shall maintain the following records on a daily basis for each Fund.
1.           Report of priced portfolio securities
2.           Statement of net asset value per share

II.           The Bank shall maintain the following records on a monthly basis for each Fund:
1.           General Ledger
2.           General Journal
3.           Cash Receipts Journal
4.           Cash Disbursements Journal
5.           Subscriptions Journal
6.           Redemptions Journal
7.           Accounts Receivable Reports
8.           Accounts Payable Reports
9.           Open Subscriptions/Redemption Reports
10.           Transaction (Securities) Journal
11.           Broker Net Trades Reports

III.           The Bank shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker’s Ledger) on a semiannual basis for each Fund

The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, the Securities and Exchange Commission and the Fund’s Auditors.

IV.           For internal control purposes, the Bank uses the Account Journals provided by The Bank of New York Mellon Custody System to record daily settlements of the following for each Fund:
1.           Securities bought
2.           Securities sold
3.           Interest received
4.           Dividends received
5.           Capital stock sold
6.           Capital stock redeemed
7.           Other income and expenses

All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

V.           The Bank shall monitor the triggers used to determine when the ITG fair value pricing procedures may be invoked, as further detailed in the SLA, and inform the appropriate Federated personnel that triggers had been met.

VI.           The Bank shall complete monthly preferred shares “asset coverage” test (as that term is defined in Section 18(h) of the Investment Company Act of 1940, as amended) following the compliance procedures contained in the SLA, as such SLA may be amended from time to time by mutual agreement of the parties (the “Compliance Procedures”).

VII.           The Bank shall complete monthly preferred shares basic maintenance amount test for Fitch Ratings, Ltd. (“Fitch”) following the Compliance Procedures.

VIII.           The Bank shall complete monthly preferred shares basic maintenance amount test for Moody’s Investors Service, Inc. (“Moody’s”) following the Compliance Procedures.

APPENDIX B

The Authorized Persons List, as amended from time to time, is hereby incorporated by reference.

CERTIFICATE OF AUTHORIZED PERSONS
(The Fund – Oral and Written Instructions)
(Current as of 3/1/11)

The following persons have been duly authorized by each Funds’ Board of Trustees/-Directors or duly authorized by an Officer of the Fund to deliver Certificates, Oral Instructions, and Instructions to The Bank of New York Mellon (“Custodian”), as indicated below and pursuant to the Custody Agreement and the Fund Accounting Agreement between the Funds and Custodian dated June 7, 2005.

Section 1 - Product Administration
Authorized to sign for operating expenses.

Thomas R. Donahue
John W. McGonigle

Section 2 - Law and Legal Compliance
Authorized to open accounts with foreign custodians and to file tax reclaim documents.

G. Andrew Bonnewell
Andrew P. Cross
Leslie K. Ross
Todd P. Zerega

Section 3 - Finance
Authorized to provide Certificates, Oral Instructions and Instructions solely with regard to payment of any expenses or liability incurred by a Fund including, but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses:

Ronald J. Ecoff Jr.
Richard A. Novak
Melissa Strano
Tatiana M. Yewisiak

Authorized to provide Certificates, Oral Instructions and Instructions solely with regard to all non-expense account entries to the accounting records

Kristin M. Altschaffl.
Charles W. McHugh
Eric Meiring
Deborah M. Molini
Richard A. Novak
Kathleen B. Oberst
Richard N. Paddock
Beverly L. Pirker
Juliann Thoms
Christopher T. Wolfe

Section 4 - Trading
Authorized to give oral, electronic and fax instructions with respect to trading on behalf of all funds or client accounts advised or sub-advised by the following Federated investment advisers:

Federated Investment Management Company

Patrick Benacci
James Crea
James Grant
Patricia Heagy
Rae Ann Rice
George Wright

Federated Equity Management Company of Pennsylvania

Catherine A. Arendas
James R. Barbagallo
Victoria Del Principe-Dillon
Albert L. Ho
Michael A. Perez
Jennifer G. Setzenfand
Diane Startari
Christine Zorovich

Federated Investment Management Company
Federated Equity Management Company of Pennsylvania

Leslie Ciferno
Timothy Gannon
Tracy Lusk
Karl Mocharko
Joseph Mycka
Jeffrey Petro
Justin Steel
Timothy Trebilcock

Federated MDTA LLC

Thomas Beals
John Duane
Edward Foss
Daniel J. Mahr
John Sherman

Section 5- Trading Operations
Authorized to give oral, electronic or fax instructions with respect to cash movement, collateral movement and wire instruction on behalf of all funds or client accounts advised or sub-advised by the following Federated investment advisers:

Federated Investment Management Company
Federated Equity Management Company of Pennsylvania

Marjorie Beatty
Timothy P. Berry
David W. Crawford
Karol Crummie
M. Cole Dolinger
Kathleen Kent
Bennett L. Lo
Albert Morabito
Marc G. Pascal
Greg G. Rendine
Christopher J. Sannini
David J. Stump
Lynn Till
Federated MDTA LLC

Thomas Beals
John Duane
Edward Foss
Brian M. Greenberg
Frederick L. Konopka
Daniel J. Mahr
John Sherman

Section 6 - Research Personnel
Authorized to sign instructions and issue standing instructions on behalf of all funds or client accounts advised or sub-advised by the following Federated investment advisers:

Federated Investment Management Company

J. Scott Albrecht
Jonathan C. Conley
Deborah A. Cunningham
Lee R. Cunningham II
Susan R. Hill
William R. Jamison
Joseph N. Natoli
Mary Jo Ochson
Michael Sirianni
Paige Wilhelm

Federated Equity Management Company of Pennsylvania

Stephen F. Auth

Section 7 - Corporate Actions
Authorized to process corporate actions for securities

John C. Bimle
Kathy Donnelly
Thomas Foster
Lauren Shaffer
Douglas M. Shoup
Karen Thompson
Monica Wible

APPENDIX C

FAIR PRICING AUTHORIZATION MATRIX

FEDERATED INVESTORS, INC.
OPERATING PROCEDURES
DRAFT

ITG FAIR VALUE PRICING PROCEDURE

Funds Financial Services - Investment Management

I.	Purpose of this Procedure

The intent of this document is to identify the procedures that should be followed by the Portfolio Accountant (PA), Fund Treasury and Investment Management for ITG Fair Valuations.

II.	Governing Policy

It is the responsibility of The Bank of New York Mellon (BNY) to liaise with Federated Global Equity as to when to invoke Fair Value.

III.	Background / Overview

On a daily basis, BNY will monitor both Asian & European triggers (the triggers are defined in the procedure steps below).  Events that move these triggers 50 basis points or more may require the need to Fair Value the international securities in Federated Funds.  On days that either or both triggers are met, it is BNY’s responsibility to notify the Global Equity Traders (GET) so that the GET can determine if Fair Valuing of the International Securities in the Federated Funds is necessary.

In addition, the Valuation Committee approves, on an annual basis, a holiday calendar in which the FVM is to be utilized whether or not the above-mentioned triggers are met.

IV.	Procedure Steps

1.	ITG’s fair value model (FVM) will be used for all international equity securities in Federated Funds.

2.	The fair value procedure will be implemented when a significant (i.e. 0.5% or greater) change in either of two fair value triggers occurs. BNY will monitor the triggers on a daily basis as follows:

a)
The first trigger incorporates two Nikkei 225 futures contracts (Bloomberg codes: NIA Index and NXA Index).  The former is the most recent contract trading in Singapore and the latter is the most recent contract trading in Chicago.  The starting point for this trigger is 1:00 AM EST/2:00 AM EDT (or the print closest to 1am/2am) using the Singapore contract, and the closing point is measured at 4:00 PM EST/EDT (or the print closest to 4pm) using the Chicago contract.

The following chart details the appropriate triggers in the event one or more of the above markets is closed.

Singapore (NIA Index) / Chicago (NXA Index)
Japanese Stock Market	Open / Open	Open / Closed	Closed / Open	Closed / Closed
Open	NIA/NXA (from 1-2am to 4PM); 1-2am depending on Japanese close	GLOBEX S&P 500 (from Japanese close to 4 PM) - Symbol SPA Index or ESA Index	NXA (from 4AM to 4PM)	GLOBEX S&P 500 (from Japanese close to 4 PM) - Symbol SPA Index or ESA Index
Closed	NXA (from prior day’s 4PM to current 4PM)	GLOBEX S&P500 (from prior day’s 4PM to current 4PM) - Symbol SPA Index or ESA Index	NXA (from prior day’s 4PM to current 4PM)	GLOBEX S&P 500 (from prior day’s 4 PM to current 4 PM) - Symbol SPA Index or ESA Index

b)
The second trigger captures the move of the S&P 500 from 11:30 AM EST/EDT (1st print of the 11:30am SPX Index QR screen in Bloomberg) to 4:00 PM EST/EDT (Bloomberg SPX Index QR screen printed a few minutes past 4:00pm, but no later than 4:05pm).

Copies of the daily screen printouts used above in a) and b) will be maintained by BNY.

3.
BNY will call the GET  (see Exhibit I for current list of contacts) by 4:15 PM EST/EDT to have them indicate whether or not FVM is to be activated.  If both or either trigger is met, and the GET decides NOT to activate FVM, the GET will advise BNY not to activate FVM and will provide a reason for the decision that was made.  BNY must document the reason in the ITG FVM Log sheet.

4.
The GET may also monitor the triggers throughout the course of the day as they perform their normal trading activities.  Although BNY is responsible for monitoring the triggers, if the GET notices that the triggers have been met and BNY has not called to activate FVM by 4:30 PM EST/EDT, the GET may place a call to BNY to review the triggers and determine whether or not to activate FVM.

5.	When the GET determines that FVM is to be activated, BNY will do the following:

a)	Call Fund Treasury as soon as the decision to fair value is determined. BNY will also contact Fund Treasury if the decision is made not to fair value.
i.
Fund Treasury will then immediately contact the other service provider that services international funds (State Street Bank) to provide instructions as to whether or not to invoke Fair Value.  Fund Treasury will maintain a log to track when the calls are received from BNY and when notification is provided to State Street Bank.

b)	Send an email to Fund Treasury confirming that FVM will be implemented for that day.

c)
Although Fair Valuation Worksheets are not required, BNY will be required to complete the ITG FVM log sheet on the day that the fair value procedure is activated.  The GET will also keep a file of screen prints from their live market data sources to validate the implementation.

d)	The PAs will obtain the fair market value factors from ITG and proceed with adjusting the Post-Close Securities’ market values prior to determining the fund’s final net asset value (NAV) for the day.

e)	The PAs will prepare a schedule that details the following information:
i.	The market values for the Post-Close Securities (prior to adjustment);
ii.	The fair market value factors;
iii.	The market values adjusted for the FVM factor and
iv.	The fund’s net asset value (NAV) before and after the adjustment.

f)	The PAs will provide the schedule from (e) above the next business day to Fund Treasury and the appropriate portfolio manager.

Exceptions
The Valuation Committee approves, on an annual basis, a holiday calendar in which the FVM is to be utilized whether or not the above-mentioned triggers are met.  On these days, the ITG fair value model will automatically be utilized and therefore the above procedures are not applicable.

V.	Key Terms, Definitions, References

Portfolio Accountant (PA) – the mutual fund accounting service providers.  The  service providers include State Street Corp. (SSB) and Bank of New York Mellon (BNY).  Unless otherwise specified, this term applies to both service providers.

Approved by:          /s/  Timothy G. Trebilcock       Date:  05/12/09
                                Head of Trading

Approved by:          /s/  Stephen F. Auth          Date:  05/26/09
                                Chief Investment Officer- Equity

Approved by:         /s/  John B. Fisher                                       Date:  06/04/09
Senior Business Unit Manager - IM

Approved by:          /s/  Richard A. Novak                 Date:  06/10/09
                                Senior Business Unit Manager-FFS

Approved by:         /s/  Brian P. Bouda                                       Date:  06/23/09
                               Compliance

Exhibit I

The current Global Equity Traders are Albert Ho and Vicky Del Principe-Dillon. In the event they are not available, Michael Perez (NY) or Diane Startari (PGH) from the Equity Trading Desk in Pittsburgh will be the backup.

The PA contacts are the following:

State Street
Sean Perkins	(617) 662-3698
David Helfer	(617) 662-3519
Jave Gladden	(617) 662-3530
Adam Siragusa	(617) 662-1627
James Eddy	(617) 662-3554
Central Pricing Phone	(617) 662-3099

Bank of New York Mellon (NYC)
James Goede	(212) 815-8102
Michael Benson	(212) 298-1477
Christopher Johnson	(212) 815-8078
Mike Minnetti	(212) 298-1396

AUTHORIZATION MATRIX to be attached to Price Source Authorization dated ___11/1/2010__

CLIENT:    _FEDERATED INVESTORS     __                                                                                                                     Effective Date:   November 1, 2010(supersedes prior Authorization Matrices)

Security Type	Primary Source	Secondary Source	Tertiary Source	Pricing Logic	Pricing Default Logic	Valuation Point
EQUITIES
U.S. Listed Equities (NYSE, AMEX)	Reuters	Interactive Data	Bloomberg	Last	Mean	Market Close
U.S. OTC Equities (NASDAQ)	Reuters	Interactive Data	Bloomberg	NOCP	Mean	Market Close
Foreign Equities	Reuters	Interactive Data	Bloomberg	Last	Mean	Market Close
Listed ADR/GDR’s	Reuters	Interactive Data	Bloomberg	Last	Underlying Local Last - converted to USD X factor	Market Close
FIXED INCOME
Municipal Bonds	Standard & Poor’s	Interactive Data		Bid		Evaluated
Mortgage Backed	PricingDirect	Reuters	Interactive Data	Bid side quote		Evaluated
U.S. Treasuries & Agencies	PricingDirect	Reuters	Interactive Data	Bid side quote		Evaluated
ABS, High Grade Corporate, Convertible bonds, Yankee / Brady bonds	Reuters	Interactive Data		Mean		Evaluated
High Yield Corporate (BBB- or below, includes NA, NR, etc.)	Interactive Data	Reuters		Mean		Evaluated
Eurobonds/Foreign Bonds	Interactive Data	StatPro	Bloomberg	Last	Bid	Evaluated
OTHER ASSETS
Options	Reuters	Bloomberg		Mean	Last	Market Close
Futures	Reuters	Bloomberg				Settlement
Non – Listed ADR/GDR’s	Bloomberg			Underlying Local Last - converted to USD X factor		Market Close
Security Type	Primary Source	Secondary Source	Tertiary Source	Pricing Logic	Pricing Default Logic	Valuation Point
Credit Default SWAPS	PricingDirect			Mid Level Quote		Evaluated
BMA SWAPS	Standard & Poor’s			Mid Level Quote		4:00PM
Loan Credit Default SWAPS	Markit	PricingDirect		Mid Level Quote		4:00PM
Municipal Credit Default SWAPS	Standard & Poor’s			Mid Level Quote		Evaluated
Loan Credit Default Index SWAPS (LCDX)	Markit	PricingDirect		Mid Level Quote		Evaluated
Mutual Funds	Accounting Agent	Bloomberg		NAV		Market Close
Structured Trade Finance	DebtDomain			Mean of Mean		Evaluated
Bank Loans	Markit	Reuters LPC		Mean of Mean		Evaluated
Gold Bullion	Reuters	Bloomberg		Bid		4:00PM
EXCHANGE RATES
	World Markets	Bloomberg		Snapshot		4:00PM
FORWARD RATES
	World Markets			Mean		4:00PM
Money Market Pricing
	Interactive Data	Reuters	Bloomberg	Bid		Evaluated

* Valuation times as of 4:00 pm Eastern Standard Time unless otherwise noted

Price Source and Methodology Authorization

Instructions:  For each security type allowed by the Fund Prospectus, please indicate the primary, secondary and tertiary source to be used in calculating Net

Asset Value for the Funds identified.  NOTE:  If Investment Manager is a Pricing Source, please specify explicitly.

AUTHORIZED BY:                                                                                                           ACCEPTED: __________________________________

Fund Officer

Explanation of Fields
Client:	Indicate the name of the Client and the Fund name or if multiple funds, attach a list of fund names
Primary Source:	Indicate the primary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Secondary Source:	Indicate the secondary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Tertiary Source:	Indicate the tertiary (3rd level) source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Pricing Logic:
Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated, Last, Official Close etc.- Please note that the closing price reported by an exchange (which may sometimes be referred to by the exchange or one or more pricing agents as the "official close", the "official closing price" or other similar term) will be taken to be the "most recent sale price" for purposes of this section. In these instances, it is believed to be representative of the value at the close of the exchange.

Pricing Default Logic:	Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated, Last, etc. in the instance where the preferred price type is not available.
Valuation Point:	That point in time where the market inputs needed for the applicable valuation process/model are taken from market sources (trading market or counterparty)
Authorized By:	Provide the signature of the person authorizing the completion of the Price Source Authorization
Date:	Indicate the date the Price Source Authorization was completed

SCHEDULE I

(UPDATED AS OF 03/01/11)

A.           Money Market Funds

Federated Automated Government Cash Reserves
Federated Capital Reserves Fund
Federated Government Obligations Tax-Managed Fund
Federated Government Reserves Fund
Federated Municipal Trust
Federated U.S. Treasury Cash Reserves

B.           Muni Fixed Income Funds

Federated Intermediate Municipal Trust
Federated Michigan Intermediate Municipal Trust
Federated Municipal High Yield Advantage Fund
Federated Municipal Securities Fund, Inc.
Federated New York Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund

C.           Other Funds

Federated Enhanced Treasury Income Fund
Federated Global Equity Fund
Federated Unconstrained Bond Fund
Federated Market Opportunity Fund
Federated MDT Stock Trust

SCHEDULE II

Accounting, Administration and Custody Fee Schedule
Effective March 1, 2011

FUND ACCOUNTING and ADMINISTRATION

Accounting/Administration Fee*:	2 basis points per annum on the first $500 million of the average net assets of the Fund

1 basis point on the next $500 million

0.50 of a basis point on the excess over $1 billion

Subject to the following:

Minimum Fee per annum:* Money Market Funds - $110,000 Municipal Fixed Inc. Funds - $85,000 Other Funds - $110,000

Maximum Fee per annum:* Money Market Funds - $175,000 Municipal Fixed Inc. Funds - $300,000 Other Funds - $300,000

* Includes up to two shares classes.

Multiple Share Class:	$500 per month for each share class in excess of two.
Dual Book Accounting Fee:	$5,000 per annum per Fund, to be billed semi-annually

New funds will be billed at the above fees but shall be waived during the first 6 months or until the fund reaches $100,000,000, whichever is sooner.  For funds with less than $100,000,000 in assets, the following waivers apply:

0-3 months: 100% of fee waived
4-6 months: 50% of fee waived

This reduction is intended to provide relief to funds in the event that assets do not grow during the initial 6 months.  Assets from an “in kind” transfer, common trust conversion or transferred from another Federated Fund qualify as fund assets for purposes of the $100,000,000 asset base used to determine applicability of the above fee waiver.

DOMESTIC CUSTODY (U.S. Securities Processing)

Safekeeping, Income Collection, Transaction Processing, Account Administration

0.25	of a basis point per annum on the average net assets of the Fund.

U.S. Security Transaction Charges (per transaction):

$4.50	DTC/FRB Book Entry Settlements
$4.00	Repurchase Agreements (each leg)
$5.00	Time Deposits
$5.00	Maturities
$20.00	Physical Settlement, Euroclear, Options, and Futures Transactions
$5.00	Paydowns
$4.00	Wire Transfers/Checks (not related to securities settlements)
$2.00	Interfund/Account Transactions

Manual Instruction Surcharge

Transactions instructed in a manner which does not facilitate Straight Through Processing will incur an additional $15 per transaction

Securities Pricing

Charges detailed on a per day per security basis on security fee pricing rate card attached hereto as Schedule III, and as may be revised from time to time upon agreement of the parties.

Out-of-Pocket

In addition to the above fee schedule, Out of Pocket expenses will be charged as incurred.  These charges would include but are not limited to:
•	Custom electronic interfaces and/or programming beyond normal and customary system development associated with conversion.

•
Local taxes, stamp duties or other local duties and assessments stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other unusual expenses which are unique to a country in which the funds are investing.

On behalf of the Investment Companies	The Bank of New York Mellon

Accepted by: /s/ Richard A. Novak	Accepted By: /s/ Andrew Pfeifer
Name: Richard A. Novak	Name: Andrew Pfeifer
Title: Treasurer	Title: Vice President
Date: March 1, 2011	Date: March 1, 2011

SCHEDULE III

Security Pricing Fee Rate Card
(per day per security)
Vendor	Asset Type	Asset Group	Daily Fee
StatPro (FRI)	Fixed	FOREIGN BOND	0.80
JP Morgan (Bear Stearns PricingDirect)	Derivatives	CR.DEFAULT SWAPS	4.00
		INT.RATE. SWAPS	0.50
		SWAPTION	1.00
	Fixed	CMO	2.00
		FHLMC	0.80
		FNMA	0.80
		FOREIGN BOND	0.80
		INTEREST ONLY BOND	0.80
		MORTGAGE RELATED	0.80
		CORPORATE BOND	0.40
		INFLATION INDEX	0.40
		PRINCIPAL ONLY BOND	0.40
		GNMA1	0.25
		GNMA2	0.25
		GOVERNMENT BOND	0.25
		TREASURY BILL	0.25
		TREASURY BOND	0.25
		TREASURY NOTE	0.25
IDC	Derivatives	FUTURE	0.15
		OPTION	0.15
		SWAPTIONS	0.10
	Equity	FOREIGN STOCK	0.50
		EQUITY(COMMON STOCK)	0.15
		MUTUAL FUND	0.15
		PREFERRED STOCK	0.15
		RIGHT	0.15
		WARRANTS	0.15
	Fixed	FOREIGN BOND	1.11
		MORTGAGE RELATED	0.89
		CONVERTIBLE BOND	0.56
		CORPORATE BOND	0.56
		DEMAND NOTE	0.56
		FHLMC	0.56
		FNMA	0.56
		GNMA1	0.56
		GNMA2	0.56
		GOVERNMENT BOND	0.56
		INFLATION INDEX	0.56
		INTEREST ONLY BOND	0.56
		PRINCIPAL ONLY BOND	0.56
		STEPPED BOND	0.56
		TREASURY BILL	0.56
		TREASURY BOND	0.56
		TREASURY NOTE	0.56
	Money Market	CERTIFICATE OF DEPOSIT	0.56
		COMMERCIAL PAPER	0.56
		MONEY MARKET	0.56
JJ Kenny	Money Market	MONEY MARKET	0.28
	Muni	MUNICIPAL BOND	0.60
Markit Partners	Derivatives	Cr. Df. Swap In.Tranche	4.55
		Swaption on CDS	3.48
		Swaption on CDX	3.48
		CMBX Index Swap	2.27
		CDSwap Single Name ABS	2.27
		ABX Index Swap	2.27
		Volatility Swap	2.17
		Interest Rate Swaption	1.52
		Cr.Df.Swap Single Name	1.52
		Cr. Default Swap Index	1.52
		Swaption on IRS	1.45
		Option	1.27
		Index Option	1.27
		Equity Option	1.27
		Debt Option	1.27
		Total Return Swap	1.14
		FX / Currency Option	0.99
		Zero Coupon IR Swap	0.99
		Currency Swap	0.61
		Interest Rate Swap	0.61
Muller (IDC)	Fixed	CORPORATE BOND	0.56
		DEMAND NOTE	0.56
		FHLMC	0.56
		FNMA	0.56
		FOREIGN BOND	1.11
		GOVERNMENT BOND	0.56
		MORTGAGE RELATED	0.89
		TREASURY BILL	0.56
		TREASURY BOND	0.56
		TREASURY NOTE	0.56
	Money Market	CERTIFICATE OF DEPOSIT	0.56
		COMMERCIAL PAPER	0.56
		MONEY MARKET	0.56
		TIME DEPOSITS	0.56
	Muni	MUNICIPAL BOND	0.61
Reuters	Derivatives	FUTURE/OPTIONS	0.10

	Equity	EQUITY(COMMON STOCK)	0.08
		FOREIGN STOCK	0.10
		PREFERRED STOCK	0.08
		WARRANTS	0.08
	Fixed	CONVERTIBLE BOND	0.50
		CORPORATE BOND	0.30
		FHLMC	0.15
		FNMA	0.15
		FOREIGN BOND	0.40
		GNMA1	0.30
		GNMA2	0.30
		GOVERNMENT BOND	0.15
		INFLATION INDEX	0.10
		MORTGAGE RELATED	0.50
		TREASURY BILL	0.15
		TREASURY BOND	0.15
		TREASURY NOTE	0.15
	Money Market	MONEY MARKET	0.08

FIRST AMENDMENT TO
FUND ACCOUNTING AGREEMENT

THIS FIRST AMENDMENT TO FUND ACCOUNTING AGREEMENT (“Amendment”) is by and between each of the investment companies listed on Schedule I to the Agreement, as defined below (each, a “Fund”), and The Bank of New York Mellon (“Bank”).

W I T N E S S E T H:

WHEREAS, the Funds and Bank are parties to that certain Fund Accounting Agreement (the “Agreement”) dated March 1, 2011;

WHEREAS, each Fund is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Funds and Bank desire to amend the Agreement subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Schedule I to the Agreement is hereby amended and updated to add the following Funds, effective March 25, 2011:

Muni Fixed Income Funds:

•	Federated Municipal Ultrashort Fund, a portfolio of Federated Fixed Income Securities, Inc.

•	Federated Premier Municipal Income Fund

•	Federated Premier Intermediate Municipal Income Fund

•	Federated Short-Intermediate Duration Municipal Trust

Other Funds:

•	Federated Muni and Stock Advantage Fund, a portfolio of Federated Income Securities Trust

•	Federated International Bond Fund, a portfolio of Federated International Series, Inc.

•	Federated International Bond Strategy Portfolio, a portfolio of Federated Managed Pool Series

•	Federated Emerging Market Debt Fund, a portfolio of Federated World Investment Series, Inc.

•	Federated Prudent DollarBear Fund, a portfolio of Federated Income Securities Trust

•	Federated InterContinental Fund, a portfolio of Federated Equity Funds

•	Federated International Leaders Fund, a portfolio of Federated World Investment Series, Inc.

•	Federated International Small-Mid Company Fund, a portfolio of Federated World Investment Series, Inc.

•	Federated International Strategic Value Dividend Fund, a portfolio of Federated Equity Funds

2.                 The Agreement shall remain in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 25, 2011.

On behalf of each of the Funds indicated on
Schedule I of the Fund  Accounting Agreement,
as amended from time to time

By:   /s/ Richard A. Novak
Name:  Richard A. Novak
Title:  Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Andrew Pfeifer
Title:  Vice President